Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Zac Nagle
August 28, 2013		Vice President,
Investor Relations and Communications
713-753-5082
Investors@kbr.com

Media Relations Hotline: 713-753-3800
Mediarelations@kbr.com

United States District Rules in Favor of KBR Reconfirming Arbitration Award Against PEP

KBR (NYSE:  KBR) has announced that the United States District Court Southern District of New York has ruled in favor of KBR, reconfirming the arbitration award against Pemex Exploration and Production (PEP), a subsidiary of PEMEX, the Mexican national oil company.

In his decision, New York District Court Judge Alvin Hellerstein, stated that the Mexican nullification of the arbitration award "violated basic notions of justice."

"The District Court's reconfirmation of the International Chamber of Commerce's 2010 decision brings KBR one step closer to finally resolving this legacy issue," said Andrew Farley, Executive Vice President and General Counsel.

Additional information regarding this matter can be found in KBR's Form 10-Q for period ending June 30, 2013, in the  Notes to Condensed Consolidated Financial Statements (Note 6) under Pemex Arbitration.   Full transcript of Judge Hellerstein's ruling is available at the United States District Court Southern District of New York website (www.nysd.uscourts.gov/cases/show.php?db=special&id=323).

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, power, industrial, civil infrastructure, minerals, government services and commercial markets. For more information, visit www.kbr.com.